EXHIBIT B

                                 FORM OF WARRANT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.


                                                                 WARRANT NO. [_]


                                     WARRANT

                       TO PURCHASE SHARES OF COMMON STOCK,

                            PAR VALUE $.01 PER SHARE,

                                       OF

                       NATIONAL AUTO FINANCE COMPANY, INC.



                  THIS IS TO CERTIFY THAT [THE 1818 MEZZANINE FUND, L.P.] [PC INVESTMENT COMPANY] [GERLACH & CO., AS NOMINEE FOR MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.)] or its registered assigns (the "PURCHASER"), is the owner of ______________________ ([______]) Warrants (the "WARRANTS"), each of which entitles the registered holder thereof to purchase from NATIONAL AUTO FINANCE COMPANY, INC., a Delaware corporation (the "COMPANY"), one fully paid, duly authorized and nonassessable share of Common Stock, par value $.01 per share, of the Company (the "COMMON STOCK"), at any time or from time to time on or before 5:00 p.m., New York City time, on December [__], 2007 (subject to earlier expiration in certain events), at an exercise price of $.01 per share (the "EXERCISE PRICE"), all on the terms and subject to the conditions hereinafter set forth.

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                  The number of shares of Capital Stock issuable upon exercise of each such Warrant (the "NUMBER ISSUABLE"), which is initially one (1) share of Common Stock, is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant certificate.

                  Capitalized terms used herein but not otherwise defined shall have the meanings given them in Section 11 hereof or, if not therein defined, in the Purchase Agreement.

                    EXERCISE OF WARRANT. Subject to the last paragraph of this
Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time or from time to time on or before 5:00 p.m., New York City time, on December [__], 2007, but in any event no later than the date of the consummation of a Sale Transaction, upon delivery to the Company at the principal executive office of the Company in the United States of America, of this Warrant certificate, a written notice stating that such holder elects to exercise all or any portion of the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued in connection with such exercise and payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants, which shall be payable, subject to the immediately following paragraph, (i) in cash, (ii) by a certified or official bank check payable to the order of the Company or (iii) by the surrender (which surrender shall be evidenced by cancellation of the number of Warrants represented by any Warrant certificate presented in connection with a Cashless Exercise (as defined below)) of a Warrant or Warrants (represented by one or more relevant Warrant certificates), and without the payment of the Exercise Price in cash, in return for the delivery to the surrendering holder of such number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock for which such Warrant is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) multiplied by (y) the Cashless Exercise Ratio. An exercise of a Warrant in accordance with clause (iii) is herein called a "CASHLESS EXERCISE." The "CASHLESS EXERCISE RATIO" shall equal a fraction, the numerator of which is the excess of the Current Market Price per share of Common Stock on the date of exercise over the Exercise Price per share as of the date of exercise and the denominator of which is the Current Market Price per share of the Common Stock on the date of exercise. Upon surrender of a Warrant certificate representing more than one Warrant in connection with a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of Warrants that the holder specifies is to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio, (collectively, the "WARRANT EXERCISE DOCUMENTATION").

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         If any holder at the time of the exercise of any Warrants is not a
"qualified institutional buyer" within the meaning of Rule 144A under the Securities Act or an accredited investor within the meaning of Rule 501 under the Securities Act such holder of the Warrants will be required to effect the exercise of the Warrants solely pursuant to the Cashless Exercise Option.
                  As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (a) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock specified in the Warrant Exercise Documentation, (b) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (c) if less than the full number of Warrants evidenced hereby are being exercised, a new Warrant certificate or certificates, of like tenor, for the number of Warrants evidenced by this Warrant certificate, less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price.

                  The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

                  In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the day of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

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


                    ADJUSTMENTS.

                           ADJUSTMENT OF NUMBER ISSUABLE.  The Number Issuable
shall be subject to adjustment from time to time as follows:

                             In case the Company shall at any time or from time to time after the Issue Date:

                                            pay a dividend or make a
                  distribution on the outstanding shares of Common Stock in Capital Stock of the Company;

                                            subdivide the outstanding shares of
                  Common Stock into a larger number of shares;

                                            combine the outstanding shares of
                  Common Stock into a smaller number of shares; or

                                            issue any shares of its Capital
                  Stock in a reclassification of the Common Stock;

         then, and in each such case, the Number Issuable in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Warrant evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Capital Stock of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause (i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                             If after the Issue Date, the Company shall at any time or from time to time issue or sell (x) shares of Common Stock or
         (y) securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock (other than (a) shares of Common Stock issued upon exercise of the Warrants outstanding on the Issue Date and shares issued as a result of adjustments made under the other provisions of this Section 2, (b) shares of Common Stock issued pursuant to an underwritten Public Offering where such shares of Common Stock are listed on

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

         the New York Stock Exchange, Inc. or quoted or listed on any other national securities exchange or the National Market System of the Nasdaq Stock Market or (c) equity securities convertible into or exchangeable for shares of Common Stock, or any options, warrants or other rights to acquire shares of Common Stock if issued in connection with an issuance of debt securities as a unit (collectively, a "UNIT ISSUANCE"), but only to the extent (A) the Company retains a nationally recognized investment bank, which the Company and the holders of a majority of the outstanding Warrants mutually approve, to underwrite or privately place such Unit Issuance, or (B) if the Company and the holders of a majority of the outstanding Warrants do not agree on an investment bank under clause (A) hereof, the Company retains a nationally recognized investment bank to underwrite or privately place such Unit Issuance, in which case the holders of a majority of the outstanding Warrants may opt to retain (at the Company's expense) a nationally recognized investment bank that delivers to the holders of the outstanding Warrants, if such option is exercised, an opinion that the Unit Issuance is fair, from a financial point of view, to the stockholders of the Company) at a price per share that is less than the Current Market Price per share of Common Stock then in effect as of the record date or issue date, as the case may be, referred to in the following sentence (the "RELEVANT DATE") (treating the price per share of Common Stock, in the case of the issuance of any security convertible or exchangeable or exercisable into Common Stock as equal to (x) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), in each case, other than issuances or sales for which an adjustment is made pursuant to another paragraph of this Section 2, then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect on the day immediately prior to the Relevant Date by a fraction, (1) the numerator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised), and (2) the denominator of which shall be the sum of the number of shares of Common Stock, on a fully diluted basis, outstanding on the Relevant Date, plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued (or into which such convertible or exchangeable securities may convert or exchange or for which such options, warrants or other rights may be exercised plus the aggregate amount of any additional consideration initially payable upon

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

         conversion, exchange or exercise of such security) would purchase at the Current Market Price per share of Common Stock on the Relevant Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued, and shall become effective retroactively to a date immediately following the close of business (x) in the case of an issuance to the stockholders of the Company, as such, on the record date for the determination of stockholders entitled to receive such shares, securities, options, warrants or other rights and (y) in all other cases, on the date (the "ISSUE DATE") of such issuance; provided, that if any convertible or exchangeable securities, options, warrants, or other rights (or any portions thereof) which shall have given rise to an adjustment pursuant to this Section 2(a)(ii) shall have expired or terminated without the exercise thereof, then the Number Issuable hereunder shall be readjusted (but to no greater extent than originally adjusted) on the basis of eliminating from the computation any additional shares of Common Stock corresponding to such convertible or exchangeable securities, options, warrants or other rights as shall have expired or terminated. Solely for purposes of this clause (ii), (I) Common Stock shall include the Common Stock, par value $.01 per share, of the Company and each other class of capital stock of the Company that does not have a preference over any other class of capital stock of the Company as to dividends or upon liquidation, dissolution or winding up of the Company and, in each case, shall include any other class of capital stock of the Company into which such stock is reclassified or reconstituted and (II) if the provisions of any securities convertible into or exchangeable for shares of Common Stock or options, warrants or other rights to acquire shares of Common Stock are amended after the date of issuance so as to reduce the applicable conversion price, exchange price or exercise price such amendment shall be deemed to be a new issuance of such securities.

                             In case the Company shall at any time or from time to time after the Issue Date distribute to any holder of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other Capital Stock for which adjustment is made under Section 2(a)(i) or dividends or other distributions received by or set aside for the benefit of the holders of Common Stock pursuant to Section 2(c) below) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i) or Section 2(a)(ii)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the

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

         numerator of which shall be the Current Market Price per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price per share of Common Stock less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator shall in no event be zero). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                             In case the Company at any time or from time to time shall take any action which could have a dilutive effect (it being understood that this Section 2(a)(iv) shall not apply to percentage dilution) on the number of shares of Common Stock that may be issued upon exercise of the Warrants, other than an action described in any of
         Section 2(a)(i) through 2(a)(iii), inclusive, or Section 2(b), then, the Number Issuable shall be adjusted in such manner and at such time as the Board of Directors of the Company reasonably determines to be equitable under the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holder of the Warrants evidenced hereby).

                             Notwithstanding anything herein to the contrary, no adjustment under this Section 2(a) need be made to the Number Issuable unless such adjustment would require an increase or decrease of at least 1% of the Number Issuable then in effect. Notwithstanding the foregoing, any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Number Issuable. Any adjustment to the Number Issuable carried forward and not theretofore made shall be made immediately prior to the exercise of any Warrants pursuant hereto.

                             The Company promptly shall deliver to each registered holder of Warrants at least 20 days prior to effecting any transaction which would result in an increase or decrease in the Number Issuable pursuant to this Section 2 a notice thereof, together with a certificate, signed by the Chief Executive Officer, the Chairman or the Vice Chairman and by the Chief Financial Officer, Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was, or will

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         be, calculated and specifying the increased or decreased Number
         Issuable then in effect following such adjustment.

                             Notwithstanding anything contrary contained in this
         Section 2(a), the Company shall be entitled to make such upward adjustments in the Number Issuable, in addition to those otherwise required by this Section 2(a), as the Board of Directors of the Company in their discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of securities convertible into or exchangeable for Common Stock, hereafter made by the Company to its shareholders shall not be taxable; provided, however, that any such adjustment shall be made, as nearly as practicable, in a manner which treats all holders of Warrants with similar protections on an equal basis.

                           REORGANIZATION.  In case of any capital
         reorganization or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) (any of the foregoing, a "TRANSACTION"), the Company, or any successor, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby, at least 20 days prior to effecting any of the foregoing Transactions, a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 and shall contain other terms identical to the terms hereof. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than (i) the successor and (ii) other than the Company, which controls or is controlled by the successor or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

                           SPECIAL DISTRIBUTIONS. If the holder so elects (in lieu of an adjustment to the Number Issuable pursuant to Section 2(a)(i) or 2(a)(iii)) by sending a Special Notice to the Company, in the event that the Company shall declare a dividend

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or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, whether or not pursuant to a shareholder rights plan, "poison pill" or similar arrangement) in other property or assets, to holders of Common Stock (a "SPECIAL DISTRIBUTION"), then the Board of Directors shall set aside the amount of such dividend or distribution that any holder of Warrants would have been entitled to receive had it exercised such Warrants prior to the record date for such dividend or distribution. Upon the exercise of a Warrant evidenced hereby, the holder shall be entitled to receive, such dividend or distribution that such holder would have received had such Warrant been exercised immediately prior to the record date for such dividend or distribution. Prior to any Special Distribution described in this section 2(c), the Company shall as provided in Section 3 hereof notify each holder (not less than 20 days prior to the occurrence of each Special Distribution) of its intent to make such Special Distribution and the holder, if it elects to have such distribution set aside the amount thereof rather than have an adjustment to the Number Issuable as provided in Sections 2(a)(i) or 2(a)(iii), shall notify the Company by sending a Special Notice three Business Days prior to the date of any such Special Distribution.

                    NOTICE OF CERTAIN EVENTS. In case at any time or from time to time, the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a)(i) or (ii) or would result in a Special Distribution pursuant to Section 2(c) hereof, or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or any Transaction, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, warrants or Transaction or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants, or to participate in such Transaction, are to be determined, (b) the issue date (as defined in Section 2(a)(ii) hereof) or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation winding up or Transaction is expected to become effective. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other

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securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

                    CERTAIN COVENANTS. The Company covenants and agrees that all shares of capital stock of the Company which may be issued against payment therefor upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and nonassessable. The Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants. The Company shall prepare and file, and cooperate with the holder of the Warrants so that it may prepare and file, in each case within five Business Days of a request by such holder, notification and report forms in compliance with the HSR Act, and shall otherwise fully comply with the requirements of the HSR Act, to the extent required in connection with the exercise of the Warrants. The Company shall bear all of its own expenses and all of its own out-of-pocket expenses (including reasonable attorneys' fees, charges and expenses) and filing fees of [The 1818 Mezzanine Fund, L.P.] [PC Investment Company (including any Permitted Transferee thereof)] [Manufacturers Life Insurance Company (U.S.A.) (including any Permitted Transferee thereof)] (but not any transferee thereof) in connection with any such preparation and filing.

                    REGISTERED HOLDER. The person in whose name this Warrant certificate is registered on the books and records of the Company shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

                    TRANSFER OF WARRANTS. Any transfer of the rights represented by this Warrant certificate shall be subject to the limitations provided herein, and shall be effected by the surrender of this Warrant certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate opinion letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant certificate or certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

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                  Notwithstanding anything to the contrary contained herein, if any holder of the Warrants desires to sell or otherwise transfer all or any portion of his Warrants (other than to a Permitted Transferee), such holder shall first send written notice (the "OFFERING NOTICE") to the Company which shall state (i) the number of Warrants proposed to be sold or otherwise transferred (the "OFFERED WARRANTS"), (ii) the proposed purchase price per Warrant which such holder is willing to accept and (iii) the material terms and conditions of the proposed sale or transfer. For a period of five Business Days after delivery of the Offering Notice (the "NOTICE PERIOD"), the Company shall have the right (but not the obligation) to purchase all but not less than all of the Offered Warrants at a purchase price equal to the purchase price provided in the Offering Notice and upon the terms and conditions set forth in the Offering Notice. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer of the Company provided for herein shall have been waived or shall have expired. Failure of the Company to respond within Notice Period shall be deemed a rejection of such offer. If the Company elects to accept such offer, the Offered Warrants shall be sold or transferred to the Company in accordance with the terms and conditions provided in the Offering Notice on the date that is three Business Days following the Company's acceptance of such offer.

                    DENOMINATIONS. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant certificate or certificates in such denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant certificate provided, however, that the Company shall not be required to issue any Warrants for fractional shares of Common Stock.

                    REPLACEMENT OF WARRANTS. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant certificate and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (in the case of an insurance company or other institutional investor, its own unsecured indemnity agreement shall be deemed to be reasonably satisfactory), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant certificate.

                    GOVERNING LAW. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                    RIGHTS INURE TO REGISTERED HOLDER. The Warrants evidenced by this Warrant certificate will inure to the benefit of and be binding upon the registered

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holder hereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant certificate shall be construed to give to any Person other than the Company and the registered holder hereof any legal or equitable right, remedy or claim under this Warrant certificate, and this Warrant certificate shall be for the sole and exclusive benefit of the Company and such registered holder.

                    DEFINITIONS. For the purposes of this Warrant certificate, the following terms shall have the meanings indicated below:

                  "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, are authorized or required by law or executive order to close.

                  "CURRENT MARKET PRICE" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 15 days, ending on such date, on which the national securities exchange or market system on which the Common Stock is primarily traded was open for trading, and (b) if the Common Stock is not then listed or quoted on any exchange or market system, the Market Price on such date.

                  "EXERCISE PRICE" shall have the meaning given it in the first paragraph of this Warrant certificate.

                  "FAIR MARKET VALUE" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended and the rules and regulations of the Federal Trade Commission promulgated thereunder.

                  "ISSUE DATE" shall mean December [__], 1997.

                  "MARKET PRICE" shall mean, per share of Common Stock, on any date specified herein: (a) if the Common Stock is then listed or admitted to trading on any national securities exchange, the closing price of the Common Stock on such date; (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last sale price of the Common Stock on such date; or
(c) if there shall have been no trading of the Common Stock on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by Nasdaq and reported by any member firm of the NYSE selected by the Company; or (d) if neither (a), (b) nor (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company which shall be deemed to be Fair Market Value unless holders of at least 33% of Common Stock issued or issuable upon exercise of the Warrants request that the Company obtain an opinion of a nationally recognized investment banking firm chosen by the Company (who shall bear the expense) and reasonably acceptable to such requesting holders of the Warrants, in which event the Fair Market Value shall be as determined by such investment banking firm.

                  "NASDAQ" shall mean the National Market System of the Nasdaq Stock Market.

                  "NOTES" shall mean the Senior Subordinated Promissory Notes issued by the Company pursuant to the Purchase Agreement.

                  "NUMBER ISSUABLE" shall have the meaning given it in the second paragraph of this Warrant certificate.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "PERMITTED TRANSFEREE" means (i) any Person who is an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended[, and (ii) with respect to The 1818 Mezzanine Fund, L.P., (x) the general partners and limited partners thereof (each a "PARTNER"), (y) any "affiliate" (as defined in the preceding clause (i)) of a Partner if such Partner is not an individual, and (z) if a Partner is an individual, a member of such Partner's immediate family, which shall include his parents, spouse, siblings, children or grand-

children ("FAMILY MEMBERS"), or a trust, corporation or partnership, all of the beneficial interests in which shall be held by such Partner or one or more Family Members of such Partner or which would otherwise be an "affiliate" (as defined in the preceding clause (i)) of such individual; provided, however, that during the period any such trust, corporation, or partnership holds any right, title or interest in any Warrants, no Person other than such Partner or one or more Family Members of such Partner may be or become beneficiaries, stockholders or limited or general partners thereof].1

                  "PERSON" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

--------
1 This language shall be inserted on the Warrant issued to The 1818 Mezzanine Fund, L.P.

                  "PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, dated as of December [__], 1997, by and among the Company, The 1818 Mezzanine Fund, L.P., PC Investment Company, The Progressive Investment Company, Inc. and Manufacturers Life Insurance Company (U.S.A.), as the same may be amended, supplemented or modified from time to time in accordance with its terms.

                  "SALE TRANSACTION" means the merger or consolidation with or into another Person by the Company (other than a merger or consolidation in which the Company is the surviving or resulting person) or the completion of a tender offer and/or acquisition for any and all shares of Common Stock of the Company; provided that, when entering into such transaction, the Company shall comply with Section 9.14 of the Purchase Agreement.

                  "SPECIAL NOTICE" shall mean the notice sent by a holder to the Company indicating its preference to have any special distribution set aside for its benefit upon exercise of the Warrant.

                  "WARRANT EXERCISE DOCUMENTATION" shall have the meaning given it in Section 1 hereof.

                    NOTICES. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, courier services or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and (b) if to the Company, at its principal executive office in the United States located at the address designated for notices in the Purchase Agreement, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered to a courier if delivered by commercial overnight courier service; and five Business Days after being deposited in the mail, postage prepaid, if mailed.

                  IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be duly executed as of the Issue Date.

                                    NATIONAL AUTO FINANCE COMPANY, INC.



                                    By:_______________________________________
                                         Name:
                                         Title:

                             FORM OF ASSIGNMENT FORM


                (To be executed upon assignment of the Warrants)

                  The undersigned hereby assigns and transfers this Warrant certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _________________________ ____________, and irrevocably appoints
________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                            Signature:



                                            ------------------------------------


                                            Signature Guarantee:



                                            ------------------------------------



Date: ___________________________